Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TRANSWORLD HOLDINGS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 2020, AT 4:14 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

3785962 8100
SR# 20208630477

Authentication: 204309552
Date: 12-14-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:14 PM 12/11/2020
FILED 04:14 PM 12/11/2020
SR 20208630477 - File Number 3785962

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
TRANSWORLD HOLDINGS, INC.

TRANSWORLD HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: The Corporation's Certificate of Incorporation was filed with the Secretary of State of Delaware on October 1, 2020 (the "Certificate of Incorporation").

SECOND: Article FOURTH of the Certificate of Incorporation is hereby amended and restated in its entirety with the following:

"The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 510,000,000, of which 500,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the "Common Stock"), and 10,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the "Preferred Stock").

A. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

B. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; *provided, however*, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation)."

THIRD: This Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware, by approval of the Board of Directors of the Corporation and by the affirmative vote of holders of the requisite amount of the outstanding stock of the Corporation entitled to vote.

FOURTH: That this Certificate of Amendment shall be effective on and as of the date of filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 11th day of December, 2020.

/s/ Andrew Fox

Andrew Fox, CEO